                                                                       EXHIBIT X

                               AMENDMENT NO. 1 TO
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This AMENDMENT NO. 1 to REGISTRATION RIGHTS AGREEMENT (this "Amendment"), dated as of December 5, 1997, is made and entered into by and among BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Corporation"), THE PRIME GROUP, INC., an Illinois corporation ("Prime"), PRIME GROUP LIMITED PARTNERSHIP, an Illinois limited partnership ("PGLP"), and PRIME GROUP VI, L.P., an Illinois limited partnership ("PG-VI, L.P."). Prime, PGLP and PG-VI, L.P. are sometimes referred to herein individually as a "Holder" and collectively as the "Holders."


                                    RECITALS
                                    --------

     WHEREAS, the Corporation and the Holders are party to that certain Registration Rights Agreement, dated May 7, 1997, by and among the Corporation and each of the Holders (the "Agreement") pursuant to which the Corporation granted to the Holders certain rights to cause the Corporation to register the Registrable Shares (as hereinafter defined) for sale under the Securities Act (as hereinafter defined);

     WHEREAS, among other things, Sections 5(a) and 5(b) of the Agreement provide that the Corporation shall use its best efforts to keep any Registration Statement filed with respect to Registrable Shares pursuant to the Agreement effective, and to prepare and file with the Commission (as hereinafter defined) such amendments and supplements to any such Registration Statement and the prospectus used in connection therewith, for such period as may be reasonably necessary to effect the sale of such securities, such period not to exceed twelve (12) months;

     WHEREAS, PG-VI, L.P. desires to request a Demand Registration pursuant to the Agreement with respect to certain of its Registrable Shares that, in order to effect the disposition of such Registrable Shares as contemplated, will require that the Registration Statement relating thereto be kept effective, and amended or supplemented, as necessary, for up to twenty-four (24) months; and

     WHEREAS, the Corporation believes that it may indirectly benefit from the proposed registration and that the additional costs associated therewith would not be prohibitive.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

     2.   Amendments. The Agreement is hereby amended as follows:

          (i) Section 5(a) of the Agreement is hereby amended by inserting in the fifth line thereof immediately after the phrase "twelve (12) months" appears the parenthetical phrase "(or, in the case of not more than one Demand Registration requested by PG-VI, L.P. (or its permitted assigns), a period not to exceed twenty-four (24) months)"; and

          (ii) Section 5(b) of the Agreement is hereby amended by inserting in the sixth line thereof immediately after the phrase "twelve (12) months" appears the parenthetical phrase "(or, in the case of not more than one Demand Registration requested by PG-VI, L.P. (or its permitted assigns), a period not to exceed twenty-four (24) months)".

     3. Full Force and Effect. The Agreement remains in full force and effect in each and every respect except as amended hereby.

     4. Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

     5. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Amendment.

     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

                           [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Registration Rights Agreement to be executed and delivered in their names and on their behalf as of the date first set forth above.

                                        THE CORPORATION:

                                        BROOKDALE LIVING COMMUNITIES, INC.,
                                        a Delaware corporation


                                        By: /s/ Darryl W. Copeland, Jr.
                                            -------------------------------
                                        Name: Darryl W. Copeland, Jr.
                                             ------------------------------
                                        Its: Executive Vice President
                                             ------------------------------

                                        THE HOLDERS:

                                        THE PRIME GROUP, INC.,
                                        an Illinois corporation


                                        By: /s/ Jeffrey A. Patterson
                                            -------------------------------
                                        Name: Jeffrey A. Patterson
                                             ------------------------------
                                        Its: Executive Vice President
                                             ------------------------------

                                        PRIME GROUP LIMITED PARTNERSHIP,
                                        an Illinois limited partnership


                                        By: /s/ Michael W. Reschke
                                            -------------------------------
                                            Michael W. Reschke,
                                            Managing General Partner


                                        PRIME GROUP VI, L.P.

                                        By:   PGLP, Inc.,
                                              its Managing General Partner


                                              By: /s/ Jeffrey A. Patterson
                                                  -------------------------
                                              Name: Jeffrey A. Patterson
                                                    -----------------------
                                              Its: Vice President
                                                   ------------------------

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